Exhibit 24

POWER OF ATTORNEY

The undersigned, Scott Lublin, Executive Vice President and Chief Lending Officer of Metropolitan Bank Holding Corp. (the "Corporation"), hereby authorizes and designates each of Dixiana M. Berrios, Mark R. DeFazio, Frederik Erikson, Daniel Dougherty, and David Bonnar as the undersigned's agent and attorney-in-fact, with each acting singly and with full power of substitution, to:

(1)	Prepare and sign on behalf of the undersigned, in the undersigned's capacity as an officer or director or both of the Corporation, any Form ID, Form 3, Form 4 or Form 5 (and any amendments thereto) under Section 16 of the Securities Exchange Act of1934, as amended (the "Exchange Act") and the rules thereunder, with respect to the Corporation's securities and file the same with the Securities and Exchange Commission; and

(2)	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, Section 16 of the Exchange Act.

This Power of Attorney shall remain in effect until the undersigned is no longer required to file Forms 3, 4, or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed and dated writing delivered to each of the foregoing attorneys-in-fact or by a new Powe of Attorney reg ding the purposes outlined herein dated as of a later date.

Date: 01/23/24	By:	/s/ Scott Lublin
Scott Lublin